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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) May 13, 2005
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                                Able Energy, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                 001-15035                22-3520840
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 (State or Other Jurisdiction       (Commission            (I.R.S. Employer
        of Incorporation)           File Number)          Identification No.)


198 Green Pond Road, Rockaway, New Jersey                     07866
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  (Address of Principal Executive Offices)                  (Zip Code)


                                 (973) 625-6200
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 13, 2005, we entered into a loan agreement in the form of a line of credit of up to $1.75 million with Entrepreneur Growth Capital LLC. The loan has a term of two years with a prepayment penalty of $87,500. The loan provides for an interest rate of 4 points over the prime rate, adjustable as the prime rate adjusts, a 2% annual Facility Fee of the Line of Credit, plus a .25 basis points management fee of the Line of Credit with a minimum monthly payment of $11,000. The line of credit is collateralized by our commercial accounts receivable and a portion of our fuel inventory.

     In addition, on May 13, 2005, we entered into a loan agreement with Northfield Savings Bank for the amount of $3.25 million. The loan from Northfield has a term of 25 years with a fixed interest rate for the first five years of 6.25% adjustable every five years thereafter. The loan is secured by a first mortgage lien on our oil terminal located in Rockaway, New Jersey.

     As a result of the closing of these two financing transactions, we were able to completely satisfy our outstanding obligations to our current lender, UPS Capital Business Credit, for the loan amount of $3,018,000 and line of credit of $701,000. The financing transactions effectively increased our available line of credit by approximately $1.0 million and decreased the interest rate on the amounts owed on our terminal facility in Rockaway, New Jersey.

     Both loan facilities were arranged through a third-party broker who received a fee for facilitating these loans. By completing these two facilities and paying off UPS, we were also able to remove liens from certain of our equipment thereby enabling further flexibility for future loans financing transactions.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ABLE ENERGY, INC.

                                           By:    /s/ Christopher P. Westad
                                                  -------------------------
                                           Name:  Christopher P. Westad
                                           Title: President and Interim Chief
                                                  Executive Officer

Date: May 19, 2005